                                                                   EXHIBIT 10.18

                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is entered into as of this 15th day of May, 2000, by and between CARBITE, INC., a California corporation, (hereinafter referred to as "Carbite"), CARBITE GOLF, INC., a British Columbia corporation, and CARIZMA GOLF COMPANY, a California corporation (hereinafter referred to as "Carizma").

     WHEREAS, Carizma is a manufacturer and distributor of golf products;

     WHEREAS, Carbite is a manufacturer and distributor of golf products and is a wholly-owned subsidiary of Carbite Golf, Inc.:

     WHEREAS, Carbite has agreed to purchase certain assets of Carizma;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth below, the parties hereto agree as follows:

1. Purchase and Sale of Assets.
   ---------------------------

     A. Carbite agrees to purchase and Carizma agrees to sell, transfer, and assign, the assets of Carizma set forth in Schedule A hereto (the "Assets").

     B. Carizma shall take all steps necessary to enable it to provide Carbite good and marketable title to all the Assets, free and clear of all liens, mortgages, encumbrances, equities or claims.

     C.   On or before May 15, 2000, Carizma shall provide to Carbite:

               (i)    possession of the Assets

               (ii) all deeds of conveyance, bills of sale, transfers and assignments in form and content satisfactory to Carbite appropriate to effectively vest a good and marketable title to the Assets in Carbite free and clear of all Liens;

               (iii) all consents, approvals, assignments or other instruments necessary to assign to and perfect Carbite's interest in the Intellectual Property Rights and to maintain the registration or recording of those rights.

               (iv) certified copies of such resolutions of the directors and/or officers of Carizma as are required to be passed to authorize the execution, delivery and implementation of this Agreement.

2. Issuance of Common Shares of Carbite Golf, Inc.
   ----------------------------------------------

     A. Carbite Golf, Inc. shall issue to Carizma or its assignee 792,632 common shares in the capital stock of Carbite Golf, Inc. at a deemed price per share of $0.38.

     B. Such issuance of shares shall be subject to regulatory approval by the Canadian Venture Exchange and Carbite and Carbite Golf, Inc. shall use their best efforts to expeditiously secure such approval. Such shares shall be subject to the one-year hold period required by the Canadian Venture Exchange and shall bear a Rule 144 legend.

3.   Bonus Payment.
     -------------

          A. For a period of five (5) years from the date of this Agreement, Carbite shall pay to Carizma a bonus payment of $2.00 on each net unit sold (gross units sold less returns) of Putterballs and $7.50 on each net unit sold (gross units sold less returns) of Power Ti-Pods which shall be due and payable to Carizma within sixty (60) days after Carbite receives payment from its customer on such sales.

          B. Carbite shall pay to golf professional, Fred Gibson, $1.00 on each net unit sold (gross units sold less returns) of Putterballs from the date of this Agreement through October 20, 2001.

          C. If the aggregate bonus payments to Carizma at any time during the five-year period exceed $220,000, the rate of the bonus payment for the remainder of the period shall be reduced to $1.50 on the Putterball and $5.00 on the Power Ti-Pods.

          D. Carbite shall use its best efforts to sell the Putterballs and Power Ti-Pods transferred under this Agreement, but shall not be subject to any minimum number of sales.

          E. The bonus payment shall not be payable on items distributed without charge for samples, marketing, or promotional purposes.

          F. Within thirty (30) days following the end of every other month. Carbite shall provide Carizma a written statement setting forth the bonus payments earned in the preceding sixty (60) days. The first such statement shall be delivered on or before August 31, 2000.

          G. Carizma shall have the right, upon ten (10) days written notice, to inspect the sales records of Carbite relating to the Power Ti-Pods and Putterball.

4.   Private Placement.
     -----------------

          On or before May 30, 2000, Carizma shall tender or cause to be tendered to Carbite a private placement of $400,000 for common shares at a deemed price of $0.38 per share and share purchase warrants (a "Unit") in the capital stock of Carbite Golf, Inc. Each Unit shall consist of one common share and one-quarter of one share purchase warrant, which share purchase warrant shall have an expiry date of two (2) years from the date of subscription and the exercise price of such share purchase warrants shall be $0.38 per share.

5.   Representation and Warranties.
     -----------------------------

          A.   Carizma represents and warrants that:

        (i) Carizma is a corporation duly incorporated pursuant to the laws of the State of California and the legal and beneficial owner of the Assets and has the due right, power and corporate authority to transfer the Assets to Carbite;

        (ii) the Assets are of good and merchantable quality and are free and clear of any and all mortgages, security interests or other encumbrances;

        (iii) Carizma is not party to or bound by any express or implied product warranties or representations or product guarantees other than those warranties, if any, implied by law.

        (iv) As to the Intellectual Property Rights, Carizma also represents and warrants that:

              a. none of the Intellectual Property Rights are subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Carizma or restricting the sale or licensing thereof by Carizma to any person;

              b. Carizma has no knowledge that would cause a person to believe that the use of the Intellectual Property Rights conflicts with, infringes upon or violates any trademark, trade name, trademark or trade name registration, service mark, brand mark or brand name or any pending application relating thereto, or any trade secret, know-how, programs or processes, or any similar rights, of any person;

              c. all registrations and filings necessary to preserve the rights of Carizma in and to the Intellectual Property Rights have been made.

        (v) The values listed for the Assets in Schedule A are not the lower of cost or fair market value.

B. Carbite, Inc. represents and warrants that it is a corporation duly incorporated and validly existing and in good standing under the laws of the State of California, that it has the power and capacity to enter into this Agreement and carry out its terms, and that the Agreement has been duly and validly authorized by all necessary corporate action on the part of Carbite.

C.   Carbite Golf, Inc. represents and warrants that:

        (i) It is a corporation duly incorporated, validly existing and in good standing under the laws of British Columbia, that it has the power and capacity to enter into this Agreement and carry out its terms, and that the Agreement has been duly and validly authorized by all necessary corporate action on the part of Carbite Golf, Inc.

               (ii) It is a reporting issuer in the Province of British Columbia and listed on the Canadian Venture Exchange.

6.  Indemnities.
    -----------

     A. Carizma agrees to indemnify and save harmless Carbite and Carbite Golf, Inc. from and against any and all losses, claims, damages, liabilities, and costs incurred or suffered by Carbite or Carbite Golf, Inc. (including lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorney fees and costs) by reason or resulting from, in connection with, or arising in any manner whatsoever out of (i) the breach of any representation, warranty or covenant or the inaccuracy of any representation of Carizma contained or referred to in this Agreement or in any agreement, instrument or document delivered by or on behalf of Carizma in connection therewith and (ii) any disputes between Carizma and its shareholders, directors, vendors, or any other third parties, specifically including but not limited to the pending litigation entitled General Titanium v. Carizma
                                                     ---------------------------
          Golf Company in San Diego County.
          ------------

     B. Carbite agrees to indemnify and save harmless Carizma from and against any and all losses, claims, damages, liabilities, and costs incurred or suffered by Carizma (including lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorney fees and costs) by reason or resulting from, in connection with, or arising in any manner whatsoever out of the breach of any warranty or covenant or the inaccuracy of any representation of Carbite contained or referred to in this Agreement or in any agreement, instrument or document delivered by or on behalf of Carbite in connection therewith.

     C. Carbite Golf, Inc. agrees to indemnify and save harmless Carizma from and against any and all losses, claims, damages, liabilities, and costs incurred or suffered by Carizma (including lost profits consequential damages, interest, penalties, fines, monetary sanctions, attorney fees and costs) by reason or resulting from, in connection with, or arising in any manner whatsoever out of the breach of any warranty or covenant or the inaccuracy of any representation of Carbite Golf, Inc. contained or referred to in this Agreement or in any agreement, instrument or document delivered by or on behalf of Carbite Golf, Inc. in connection therewith

7.   Regulatory Approval.
     -------------------

          The issuance of shares and warrants in Carbite Golf, Inc. referenced in this Agreement are subject to approval by the Canadian Venture Exchange and will be subject to the one-year hold period required by the Canadian Venture Exchange and shall bear a Rule 144 legend.

8.   Miscellaneous.
     -------------

           A.   Waiver. Any waiver by Carbite of the strict performance by
                ------
                Carizma of the covenants herein contained or any failure on the part of Carizma to enforce the same shall not extend to or be taken in any manner whatsoever to effect a waiver of any subsequent or other breach of any such covenant.

          B.   Governing Law. This Agreement shall be construed and enforced in
               -------------
               accordance with the laws of the State of California, U.S.A.

          C.   Arbitration. Should there be a disagreement or a dispute between
               -----------
               the parties hereto with respect to this agreement or the interpretation thereof, the same shall be referred to a single arbitrator pursuant to applicable arbitration legislation in effect in the State of California, U.S.A., and any amendments or regulation pertaining thereto, and shall be governed by the rules of the American Arbitration Association and in respect of a disagreement or dispute, the determination of such arbitrator shall be final and binding upon the parties hereto. Each of the Parties hereto agrees to bear 50% of the costs of such arbitration proceedings and the prevailing party shall be entitled to recover reasonable attorneys fees.

          D.   Successors. This Agreement shall inure to the benefit of and be
               ----------
               binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

          E.   Notices. All notices, requests, demands, directions, and other
               -------
               communications provided for hereunder shall be deemed to have been given, delivered or made if they are in writing and either mailed by certified mail, return receipt requested, telegraphed, telefaxed, or actually delivered to the applicable party at the following address:

                    To Carbite, Inc. or Carbite Golf, Inc.
                         9985 Huennekens Street
                         San Diego, California U.S.A. 92121
                         Telephone: (619) 625-0065 / Fax: (619) 625-0752
                         Attention: Mr. Michael Spacciapolli, President

                    To Carizma Golf Company:
                         1011 Santa Helena, Pk Ct
                         Solana Beach, California U.S.A. 92075
                         Attention: Chuck Jones

                         With a copy to:
                         Ballard Smith:
                         1381 Lick Creek Road
                         McCall, Idaho 83638

          All notices, requests, demands, directions and other communications shall be deemed to have been received: when telefaxed, on transmission; when mailed, on the third calendar day after being deposited in the mail, addressed as described above; and when telegraphed or delivered, when actually received.

F.   Entire Agreement. This Agreement contains the entire agreement between the
     ----------------
     parties hereto and no modification of same shall be binding upon the parties unless the same is in writing and is signed by the respective parties hereto.

G.   Severability. Should any part of this Agreement be declared or held invalid
     ------------
     for any reason, such invalidity shall not affect the validity of the remainder which shall continue in force and effect and be construed as if this Agreement had been executed without the invalid portion and it is hereby declared the intention of the parties hereto that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held invalid.

H.   No Deemed Partnership. Nothing contained in this Agreement shall, except to
     ---------------------
     the extent specifically authorized hereunder, be deemed to constitute either party a partner, agent or legal representative of the other party.

I.   Further Assurances. The parties shall promptly execute or cause to be
     ------------------
     executed all documents, deeds, conveyances or any other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement.

J.   Counterparts. This Agreement may be executed in several parts in the same
     ------------
     form and such parts so executed shall together form one original agreement and such parts if more than one shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

K.   Currency. All references to currency herein are to currency of the United
     --------
     States of America.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first written above.

CARBITE, INC.


BY: /s/ Michael Spacciapolli
   ---------------------------
Name:  Michael Spacciapolli
Title: President


CARBITE GOLF, INC.


BY: /s/ Michael Spacciapolli
   ---------------------------
Name:  Michael Spacciapolli
Title: President


CARIZMA GOLF COMPANY


BY: /s/ Charles G. Jones
   ---------------------------
Name:  Charles G. Jones
Title: President

                                 SCHEDULE "A"
                                 ------------

                                    ASSETS

1. Golf Products

          11,500 Putterballs @ $12.00
             180 Power Ti-Pods @ $90.00
           7,800 Putters @ 15.00
          Molds and molding equipment

                                                              Valued at $271,200

2. Other

     A. Marketing materials including brochures, print advertisements, artwork, shirts, caps and infomercials, 60 second spot and images of pro golfer endorsers

     B. Furniture, equipment, computers, storage and display racks

     C. Intellectual Property Rights, specifically including: the names and trademarks "Carizma," "Putterball," and "Balorizite", the internet URL "carizmagolf.com", and the pending patent on the Putterball

                                                              Valued at $ 30,000

                                                        Total Value     $301,200